United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  April 22, 2011

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS.

As previously reported in our Form 8-K filed on February 4, 2011, on January 31, 2011, our wholly owned subsidiaries, RCI Dining Services (Indiana), Inc. (“RCI Indiana”) and RCI Holdings, Inc. (“RCI Holdings”), entered into a Third Amendment to Purchase Agreement (the “Amended Purchase Agreement”) with the Gold Club of Indy, LLC (“GCI”), The Estate of Albert Pfeiffer, deceased, and Lori Pfeiffer, personal representative of The Estate of Albert Pfeiffer, deceased, and sole member of GCI.  GCI owned and operated an adult entertainment cabaret known as “The Gold Club,” located at 3551 Lafayette Road, Indianapolis, Indiana 46222.  GCI also owned the real property where The Gold Club is located.  The Amended Purchase Agreement transactions closed on April 22, 2011, whereby (i) RCI Indiana acquired from Pfeiffer all assets which are used for the business of The Gold Club for $825,000 and (ii) RCI Holdings acquired from GCI the real property where The Gold Club is located, including the improvements thereon, for $850,000, for total aggregate consideration of $1,675,000.

Also at closing of the Amended Purchase Agreement, Lori Pfeiffer entered into a Non-Competition Agreement with RCI Indiana, pursuant to which she agreed not to compete with The Gold Club within Indianapolis, Indiana or any of the adjacent counties for a period of five years.

A copy of the press release relating to the closing of the Amended Purchase Agreement transactions is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: April 26, 2011	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer